EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LEXINGTON PRECISION REPORTS FIRST QUARTER RESULTS

NEW YORK, May 17, 2004-- Lexington Precision Corporation reported a net loss of $156,000, or 3 cents per diluted common share, for the first quarter ended March 31, 2004, compared to a net loss of $169,000, or 4 cents per diluted common share, for the first quarter of 2003.

Net sales for the first quarter of 2004 were $33,006,000, compared to $32,383,000 for the first quarter of 2003, an increase of 2%. Net sales of the company's Rubber Group increased by 4% to $27,803,000, while net sales of the Metals Group decreased by 8% to $5,203,000.

During the first quarter of 2004, income from operations totaled $2,006,000, compared to income from operations of $1,638,000 for the first quarter of 2003. Income from operations at the Rubber Group increased to $3,542,000 for the first quarter of 2004, from $2,812,000 for the first quarter of 2003. The Metals Group reported a loss from operations of $960,000 for the first quarter of 2004, compared to a loss from operations of $583,000 for the first quarter of 2003. The Corporate Office reported a loss from operations of $576,000 for the first quarter of 2004, compared to a loss from operations of $591,000 for the first quarter of 2003.

Cash flow provided by operating activities for the first quarter of 2004 totaled $75,000, compared to $390,000 for the first quarter of 2003.

Earnings (loss) before interest, taxes, depreciation, and amortization (EBITDA) for the first quarter of 2004 totaled $4,307,000, compared to $4,409,000 for the first quarter of 2003, a decrease of 2%. EBITDA for the Rubber Group increased 13% to $5,282,000 for the first quarter of 2004, while EBITDA for the Metals Group decreased to negative $409,000 for the first quarter of 2004, from positive $304,000 for the first quarter of 2003. EBITDA for the Corporate Office was negative $566,000 for the first quarter of 2004, compared to negative $582,000 for the first quarter of 2003.

NOTICE RELATING TO USE OF NON-GAAP MEASURES:

Attached to this press release are tables setting forth our unaudited condensed consolidated statements of operations and selected consolidated and segment financial data, including information concerning our cash flow from operating activities and reconciliations of consolidated net loss from operations to consolidated EBITDA. EBITDA is not a measure of performance under accounting principles generally accepted in the United States and should not be




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Lexington Precision Corporation
May 17, 2004

considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow statement data prepared in accordance with generally accepted accounting principles. We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to service debt. Nevertheless, EBITDA has distinct limitations as compared to a GAAP number such as net income. By excluding interest and tax payments, for example, an investor may not see that both represent a reduction in cash available to the company. Likewise, depreciation and amortization, while non-cash items, represent generally the devaluation of assets that produce revenue for the company. Our definition of EBITDA may not be the same as the definition of EBITDA used by other companies.

Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.

(Condensed consolidated statements of operations and segment financial data attached.)

Contact: Warren Delano, President (212) 319-4657


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                         LEXINGTON PRECISION CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                              QUARTERS ENDED MARCH 31
                                                            ---------------------------
                                                              2004               2003
                                                              ----               ----
Net sales                                                   $ 33,006           $ 32,383

Cost of sales                                                 28,931             28,653
                                                            --------           --------

     Gross profit                                              4,075              3,730

Selling and administrative expenses                            2,069              2,092
                                                            --------           --------

     Income from operations                                    2,006              1,638

Interest expense                                               2,147              1,780
                                                            --------           --------

     Loss before income taxes                                   (141)              (142)

Income tax provision                                              15                 27
                                                            --------           --------

     Net loss                                               $   (156)          $   (169)
                                                            ========           ========


Basic and diluted net loss per share applicable to
  common stockholders                                       $  (0.03)          $  (0.04)
                                                            ========           ========


Weighted average number of common shares
  outstanding                                                  4,932              4,828
                                                            ========           ========


Reconciliation of net loss to EBITDA:
     Net loss                                               $   (156)          $   (169)
     Add back:
         Depreciation and amortization                         2,301              2,771
         Interest expense                                      2,147              1,780
         Income tax provision                                     15                 27
                                                            --------           --------

     EBITDA                                                 $  4,307           $  4,409
                                                            ========           ========


Net cash provided by operating activities                   $     75           $    390
                                                            ========           ========


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



                         LEXINGTON PRECISION CORPORATION

                 SELECT CONSOLIDATED AND SEGMENT FINANCIAL DATA
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                 QUARTERS ENDED MARCH 31
                                                               ---------------------------
                                                                 2004              2003
                                                                 ----              ----
Net sales:
     Rubber Group                                              $ 27,803           $ 26,722
     Metals Group                                                 5,203              5,661
                                                               --------           --------
         Total net sales                                       $ 33,006           $ 32,383
                                                               ========           ========



Operating income (loss):
     Rubber Group                                              $  3,542           $  2,812
     Metals Group                                                  (960)              (583)
     Corporate Office                                              (576)              (591)
                                                               --------           --------
         Income from operations                                   2,006              1,638
                                                               --------           --------

Depreciation and amortization:
     Rubber Group                                                 1,740              1,875
     Metals Group                                                   551                887
     Corporate Office                                                10                  9
                                                               --------           --------
         Consolidated depreciation and amortization               2,301              2,771
                                                               --------           --------

Earnings (loss) before interest, taxes, depreciation,
  amortization (EBITDA):
     Rubber Group                                                 5,282              4,687
     Metals Group                                                  (409)               304)
     Corporate Office                                              (566)              (582)
                                                               --------           --------
         Total EBITDA                                          $  4,307           $  4,409
                                                               ========           ========



Capital expenditures:
     Rubber Group                                              $    910           $    827
     Metals Group                                                   483                176
     Corporate Office                                              --                    2
                                                               --------           --------
         Total capital expenditures                            $  1,393           $  1,005
                                                               ========           ========


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